U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

June 9, 2003

AIRTRAX, INC.

(Name of Small Business Issuer in its charter)

New Jersey                                                    0-25791                              22-3506376

(State of                                                       (Commission                         (I.R.S. Employer

Incorporation)                                                File Number)                        I.D. Number)

870B Central Avenue, Hammonton, New Jersey             08037

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number: 609-567-7800.

Item 7. Exhibits.

    Exhibit Number                Description

        99.1                 Press release of June 9, 2003

Item 9. Regulation FD Disclosure.

The Registrant intends to issue the press release which is attached as Exhibit 99.1 on or after June 9, 2003.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

                                       June 12, 2003

/s/ Peter Amico

Peter Amico

President

FOR IMMEDIATE RELEASE

ARLINGTON, VA   9 June 2003

AIRTRAX ENTERS RESELLER AGREEMENTS WITH GOLDBELT

AIRTRAX, Inc. (OTCBB "AITX") has announced today that it has completed reseller agreements with Goldbelt Eagle, LLC www.goldbelteagle.com and Goldbelt Wolf, LLC www.goldbeltwolf.com.

Goldbelt Wolf and Goldbelt Eagle are subsidiaries of Goldbelt, Incorporated, an urban, for-profit, Alaska Native Corporation (ANC) whose primary purpose is to manage assets and conduct business for the benefit of its nearly 3,000 Alaskan Native shareholders. Goldbelt maintains facilities in Juneau, Alaska, Fairmont, WV, and Washington, DC.

Goldbelt, Incorporated has been granted Section 8(a), small disadvantaged business status, under the Small Business Administration. A unique feature of their Section 8(a) status is that their “bids” are sole source, can not be protested  under 13 C.F.R. 124.517(a), and are not subject to maximum value limitations unlike traditional 8(a) companies under 13 C.F.R. 124.506(b). These provisions are granted under the Alaskan Native Claims Settlement Act (ANCSA) of 1971. In addition, Goldbelt’s Eagle and Wolf subsidiaries have multiple Indefinite Delivery / Indefinite Quantity (IDIQ) sole source contractual arrangements with the United States’ Departments of Treasury and Interior, National Institute of Health, and General Services Administration.

Under their Section 8(a) status, the two Goldbelt companies can bid to provide services and  products, such as those developed by Airtrax, to the United States Government. Products can be purchased or leased by the Federal Government.

Airtrax expects to use this reseller channel for all products developed or to be developed by the company, including forklifts (traditional and omni-directional), aerial work platforms, and specialty material handling devices for all Federal civilian and military government agencies.

Airtrax President Peter Amico stated “This reseller’s arrangement will enable Government site managers and purchasing administrators to rapidly and easily acquire any Airtrax’s omni directional, or traditional, material handling products. These have proven gains in all aspects of operational efficiency, from warehouse space saving to labor, and can further save the governmental agencies both time and money using this rapid procurement process.”

Barney Harris, Airtrax Vice President added “The Goldbelt / Airtrax resellers’ agreement will enable military customers to procure omni-directional material handling machines for autonomous material movement, jet engine handling, long load transportation, weapons loading, and other uses with unparalleled ease.”

“The ATX-3000, the first 100% omni-directional forklift, will sell at prices competitive with any forklift on the market today." explained Company President Peter Amico. The Company also is developing or intends to develop product lines incorporating omni-directional vehicle technology for use in material handling, construction, health care, and entertainment.”

A three (3) minute video demonstrating the ATX-Series forklift in action can be seen on the Company website, http://www.airtrax.com.  For more information or a Free Video, contact the Company at PO 1237, Hammonton, NJ 08037-1237, Phone: 609-567-7800, Fax: 609-567-7895, e-mail: info@airtrax.com

This document contains forward-looking statements that are subject to risks and uncertainties. For such statements Airtrax claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. Airtrax intends that such statements about its future expectations including future revenues and earnings and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, its actual results may differ materially from expected results. Readers should refer to Airtrax reports filed with the Securities and Exchange Commission, which includes its Form 10-KSB for the period ended December 31, 2002 and subsequent filings, for a discussion of risks and uncertainties regarding the Company and its business.

Airtrax, Inc.

Contact: Peter Amico, President,

609/567-7800

Fax: 609/567-7895

E-mail: pamico@airtrax.com